AMENDMENT
to the
WALGREEN SECTION 162(m) DEFERRED COMPENSATION PLAN

WHEREAS, Walgreen Co. (the "Company") maintains the Walgreen Section 162(m) Deferred Compensation Plan (the "Plan"), which was adopted by the Company effective as of October 1994;

WHEREAS, it is considered desirable to amend the Plan (1) to provide participants with the opportunity to make advance elections as to the manner in which their benefits are to be paid (subject to applicable legal constraints) and (2) to provide for a standard timing and form of benefit payment in the absence of such elections;

WHEREAS, pursuant to Article 8 of the Plan, this Compensation Committee of the Board of Directors of the Company has the authority to amend the Plan on behalf of the Company; and

WHEREAS, a form of amendment entitled, "Walgreen Section 162(m) Deferred Compensation Plan Amendment No. 1" has this day been presented to this meeting.

NOW THEREFORE BE IT RESOLVED, that the form of Amendment No. 1 this day presented to this meeting be and it is hereby approved, and that said Amendment No. 1 be and it hereby is adopted effective as of July 9, 2003;

BE IT FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized, to the extent deemed necessary, to prepare and submit any required governmental filings with respect to this Amendment; and

BE IT FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take such steps that in their opinion are necessary or advisable in order to implement this Amendment to the Plan and otherwise carry out the intent and purposes of the foregoing resolutions.

WALGREEN CO. SECTION 162(m) DEFERRED COMPENSATION PLAN
AMENDMENT NO. 1
(Effective as of July 9, 2003)

Section 4.4 of the Plan is amended in its entirety to read as follows:

4.4 Payment of Deferred Amounts. Payment of deferred Compensation amounts, together with interest earned thereon, shall be made in cash as follows:

(a) Form of Payment. The form of payment shall be in accordance with the election made by the Participant (on such form or forms provided by the Committee for such purpose), from among the following options:

  One lump sum.
  Annual installments over five, 10 or 15 years, with each annual payment (made on or about January 15) equal to the remaining deferred Compensation balance (including interest earned pursuant to Section 5.2 below), divided by the number of remaining annual payments.

(b) Timing of Payment. Payment of the Participant’s deferred Compensation amounts shall commence (or, in the case of lump-sum payments, shall be made) no earlier than January 15 of the fiscal year following the fiscal year in which the Participant ceases to be a Covered Employee under Code Section 162(m) (the "Default Commencement Date"); provided that the Committee may delay payment (or commencement of payment) to such later date as necessary to avoid the application of the deduction limit under Section 162(m) with respect to Compensation paid to such Participant. A Participant may elect (on such form or forms provided by the Committee for such purpose) to defer commencement of payment to on or about January 15 of any future year, provided that payment must commence no later than the later of:

  On or about the five-year anniversary of the "Default Commencement Date"; or
  On or about the January 15th following the Participant’s 65th birthday.

(c) Notwithstanding the foregoing, deferred Compensation with respect to which no timing and/or form of payment election(s) are made by the Participant (or with respect to which no such election(s) are made within the prescribed time frame), shall be paid in annual installments over a five-year period, commencing as of the Default Commencement Date.